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Exhibit 21.  Subsidiaries of the Company.
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                                                                 STATE OF
             SUBSIDIARY                                        INCORPORATION
             ----------                                        -------------

GETTY PROPERTIES CORP.                                            Delaware

     AOC TRANSPORT, INC.                                          Delaware

     DONNA OIL CORP.                                              New York

     GETTYMART INC.                                               Delaware

     LEEMILT'S FLATBUSH AVENUE, INC.                              New York

     LEEMILT'S PETROLEUM, INC.                                    New York

     RECO PETROLEUM, INC.                                         Pennsylvania

     ROSEDALE HOLDING, LLC*                                       Delaware

     SLATTERY GROUP INC.                                          New Jersey
       ENERGY RESOURCE & RECOVERY CORPORATION                     New York
       HSCO GROUP, INC.                                           New York

POWER TEST REALTY COMPANY LIMITED PARTNERSHIP**                   New York



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*50% ownership

**99% owned by the Company, representing the limited partner units, and 1% owned by Getty Properties Corp., representing the general partner interest.


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